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                                     MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                                             BUREAU OF COMMERCIAL SERVICES
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Date Received                                                  (FOR BUREAU USE ONLY)

                                     This document is effective on the date filed, unless a
                                     subsequent effective date within 90 days after received
                                     date is stated in the document.
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Name
Timothy D. Link c/o Honigman Miller Schwartz and Cohn LLP
Address
38500 Woodward Avenue, Suite 100
City                       State                     Zip Code
Bloomfield Hills, Michigan 48304
                                                                                  Effective Date:
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         Document will be returned to the name and address you enter above.
            If left blank document will be mailed to the registered office.

                                       CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                         For Use by Domestic Profit and Nonprofit Corporations
                                      (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit  corporations),  or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1.       The present name of the corporation is:  Taubman Centers, Inc.

2.       The identification number assigned by the Bureau is: 011-602

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3.       Article III of the Amended and  Restated  Articles of  Incorporation  is hereby  amended by amending  and  restating  items
         (iii) and (iv) to  Subsection  (c) of Section 2 of  Article  III,  which  said items  (iii) and (iv) are set forth in their entirety as follows:

         "(iii) Intentionally omitted.
         (iv) Intentionally omitted."

         Additionally,  all  references  in  Subsection  (c) of Section 2 of Article III to "Series C Preferred  Stock" or "Series D
         Preferred Stock" are hereby deleted.

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4.  (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

         The    foregoing    amendment    to   the   Articles   of    Incorporation    was   duly   adopted   on   the   day   of
         _____________,  , in  accordance  with  the  provisions  of the Act by the  unanimous  consent  of  incorporator(s)  before the first meeting of the Board of Directors or Trustees.

                                  Signed this               day of                             , 20___

         _______________________________                                 _______________________________________________
                           (Signature)                                                           (Signature)
         _______________________________                                 _______________________________________________
                  (Type or Print Name and Title)                                               (Type or Print Name and Title)

         _______________________________                                 _______________________________________________
                           (Signature)                                                           (Signature)
         _______________________________                                 _______________________________________________
                  (Type or Print Name and Title)                                               (Type or Print Name and Title)

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5.   (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

         The  foregoing  amendment  to the  Articles  of  Incorporation  was  duly  adopted  on the  1st day of  March,  2005 by the shareholders  if a profit  corporation,  or by the  shareholders  or members if a nonprofit  corporation  (check one of the following)
         |_|      at a meeting.  The necessary votes were cast in favor of the amendment.
         |_|      by written  consent of the  shareholders  or members  having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation,  or Section 407(1) of the
                  Act if a profit  corporation.  Written  notice to  shareholders  or members who have not  consented in writing has been given.  (Note:  Written  consent by less than all of the  shareholders  or members is permitted  only if such provision appears in the Articles of Incorporation.)
         |_|      by written consent of all the  shareholders  or members  entitled to vote in accordance with Section 407(3) of the
                  Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.
         |_|      by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.
         |X|      by the board of a profit corporation pursuant to section 302(5).

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Profit Corporations and Professional Service Corporations                                   Nonprofit Corporations
Signed this 3rd day of March, 2005                                  Signed this____ day of ________________, 20___
By:  /s/ Esther R. Blum                                             By________________________________________
                (Signature of an authorized officer or agent)
Esther R. Blum, Senior Vice President                                      (Signature of President,  Vice-President,  Chairperson or
                                                                    Vice-Chairperson)
                  (Type                  or                  Print  ___________________________________________
         Name)
                                                                                               (Type             or            Print
                                                                             Name)
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Name of person or organization remitting fees:                Preparer's name and business telephone number:

       Timothy D. Link c/o Honigman

                248-566-8546

                                                     INFORMATION AND INSTRUCTIONS
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1.   This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act.  The format provided contains only the minimal information required to make the document fileable and may not meet your needs.
     This is a legal document and agency staff cannot provide legal advice.

2.   Submit one original of this document.  Upon filing, the document will be added to the records of the Bureau of Commercial
     Services.  The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

     Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected

3.   This  Certificate  is to be used pursuant to the  provisions of Section 631 of Act 284, P.A. 1972 or Act 162, P.A. of 1982, for
     the purposes of amending the Articles of Incorporation of a domestic profit  corporation or nonprofit  corporation.  Do not use this form for restated articles.

4.   Item 2 - Enter the identification number previously assigned by the Bureau.  If this number is unknown, leave it blank.

5.   Item 3 - The  article(s)  being  amended must be set forth in its  entirety.  However,  if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.   For nonprofit charitable corporations,  if an amendment changes the term of existence to other than perpetual, Attorney General
     Consent should be obtained at the time of dissolution.  Contact Michigan Attorney General,  Consumer  Protection and Charitable
     Trust Divisions at (517) 373-1152.

7.   This document is effective on the date endorsed  "filed" by the Bureau.  A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.   Signatures:
     Profit Corporations: (Complete either Item 4 or Item 5)
     1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
     2) Item 5 must be signed by an authorized officer or agent of the corporation.
     Nonprofit Corporations: (Complete either Item 4, Item 5 or Item 6)
     1) Item 4 must be signed by at all of the incorporators listed in the Articles of Incorporation.
     2) Item 5 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.      NONREFUNDABLE  FEES: Make remittance payable to the State of Michigan.  Include  corporation name and identification  number
on check or money order                                                                                         $   10.00

        ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
          Each additional 20,000 authorized shares or portion thereof                                     $         30.00
          Maximum fee for first 10,000,000 authorized shares                                              $      5,000.00
          Each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares      $         30.00
          Maximum fee per filing for authorized shares in excess of 10,000,000 shares                     $    200,000.00

To submit by mail:
         Michigan Department of Labor & Economic Growth
         Bureau of Commercial Services-Corporation Division
         7150 Harris Drive
         P.O. Box 30054
         Lansing, MI 48909

To submit in person:
         2501 Woodlake Circle
         Okemos, MI
         Telephone: (517) 241-6400
Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System)
First Time Users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations

Customer with MICH-ELF Filer Account:  Send document to (517) 241-9845

The Department of Labor & Economic Growth will not discriminate against any individual or group because of race, sex, religion, age, national origin, color, marital status, disability or political beliefs.  If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.

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                                                     EXHIBIT A - VESTING SCHEDULE
                                                          PERFORMANCE - BASED

Total Units of Partnership Interest Covered by the Incentive
Option and Option Agreement, to which this Exhibit is attached,
dated                                       .

Number of Units                             Vesting Date
of Partnership Interest Vesting             If TSR1 Requirement Met                     TSR Requirement

          [1/3 of total]                                       [3 years from grant]2             Taubman3 TSR is at least
                                                                                                 at median of Peer Group4 TSR
                                                                                                 over 3-year period

          [1/3 of total]                                       [5 years from grant]              Taubman TSR is at least
                                                                                                 at median of Peer Group TSR
                                                                                                 over 5-year period

          [1/3 of total]                                       [7 years from grant]              Taubman TSR is at least at
                                                                                                 median of Peer Group TSR
                                                                                                 over 7-year period

1 "TSR" means Total Shareholder Return, which is the increase in stock price, plus the value of reinvested dividends, over the 3, 5, and 7-year measurement periods, beginning from the date of grant.
2 If any portion fails to vest as scheduled, that portion will not be forfeited, but instead may vest with the subsequent portion(s)
based on subsequent TSR performance.
3 "Taubman" means Taubman Centers, Inc.
4  The Peer Group is a group of peer companies as defined from time to time by the Compensation Committee in its sole discretion.
The Compensation Committee has the sole authority to exclude the effects of extraordinary events on the TSR calculation related to a particular Peer Group company.  Events that affect all Peer Group companies and Taubman should not be considered cause for exclusion.